 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):   February 27,  2007

CWHEQ Home Equity Loan Trust, Series 2007-S1
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-132375-18

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans, Inc,
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General instruction A.2. below)::

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8  -  Other Events

Item 8.01     Other Events.

The consolidated balance sheets of MBIA Insurance Corporation (“MBIA”) and its subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The balance sheets of MBIA as of December 31, 2005 and 2004 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

In connection with the issuance of the Notes, the Company is filing herewith the consent of PricewaterhouseCoopers LLP and the consent of PricewaterhouseCoopers to the use of their name and the incorporation by reference of their report in the prospectus and the prospectus supplement relating to the issuance of the Notes. The consents of PricewaterhouseCoopers LLP and PricewaterhouseCoopers are attached hereto as Exhibit 23.1

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Exhibits.
Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers, Independent Registered Public Accounting Firm of MBIA Insurance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: February 27, 2007

Exhibit Index

Exhibit

23.1	Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers, Independent Registered Public Accounting Firm of MBIA Insurance Corporation.